Consent of Independent Accountants


   We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated January 31, 1995, except as to the information in the third paragraph of Note E, for which the date is February 17, 1995, on our audits of the consolidated financial statements and financial statement schedule of Badger Paper Mills, Inc. as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992.


                                 COOPERS & LYBRAND L.L.P.

   Milwaukee, Wisconsin
   March 12, 1996